Exhibit 10.8

Summary of Horace Mann Educators Corporation

Named Executive Officer Annualized Salaries

The table below summarizes the annualized salaries of Horace Mann Educators Corporation's (the "Company") Chief Executive Officer, the Chief Financial Officer and the other three highest compensated Executive Officers, as defined in the Company's Proxy Statement for the 2015 Annual Meeting of Shareholders (collectively the "Named Executive Officers"), excluding Mr. Stephen P. Cardinal who no longer serves in the capacity of the Chief Marketing Officer. These salaries may be changed at any time at the discretion of the Compensation Committee and/or Board of Directors of the Company. These are base salaries and do not include short-term and long-term incentive compensation amounts, the Company's contributions to defined contribution plans and the Company's contributions to other employee benefit programs on behalf of these individuals.

Named Executive Officer	Annualized Salary
Marita Zuraitis President and Chief Executive Officer	$750,000
Dwayne D. Hallman Executive Vice President and Chief Financial Officer	$444,000
Matthew P. Sharpe Executive Vice President, Annuity & Life	$400,000
John P. McCarthy Senior Vice President and Chief Human Resources Officer	$300,000

Last revision date: July 20, 2015

1